SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549

                        ------------------

                            FORM 8-K/A

                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934


 Date of Report (date of earliest event reported): March 18, 1999



                      CHESAPEAKE CORPORATION
        (Exact Name of Registrant as Specified in Charter)



      Virginia                1-3203              54-0166880
     --------                 ------              -----------
(State or Other            (Commission          (IRS Employer
Jurisdiction of            File Number)      Identification No.)
Incorporation)


             1021 East Cary Street, Richmond, VA 23219
             -----------------------------------------
        (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (804)697-1000







        Page 1 of 9 pages. Exhibit Index appears on page 2.





     Item 7 of the Current Report on Form 8-K dated March 18,
1999, filed by Chesapeake Corporation (the "Company" or
"Chesapeake") on April 2, 1999, is hereby amended as set forth below.

Item 7: Financial Statements, Pro Forma Financial Information and Exhibits.

         a)   Financial Statements of Business Acquired.

              The consolidated financial statements of Field
              Group plc as of April 4, 1999, and for the year then ended are filed herewith as Exhibit 99.1.

         b)   Pro Forma Financial Information.

              The unaudited Pro Forma Condensed Consolidated Statements of Operations for the three months ended March 31, 1999, and for the year ended December 31, 1998 are set forth below under the heading Pro Forma Financial Information.

         c)   Exhibits.

              Number      Exhibit
              ------      -------

              99.1      Consolidated financial statements of
                         Field Group plc as of April 4, 1999, and for the year then ended.















                                -2-
                  PRO FORMA FINANCIAL INFORMATION

     On March 18, 1999, Chesapeake completed its acquisition of substantially all of the outstanding capital shares of Field
Group plc ("Field Group"), a European specialty packaging company headquartered in the United Kingdom. The acquisition was effected through a tender offer by Chesapeake UK Acquisitions plc, a wholly-owned subsidiary of Chesapeake, for all of the outstanding capital shares of Field Group at a purchase price of (pound)3.60 per share. As of April 30, 1999, Chesapeake acquired compulsorily all remaining outstanding shares of Field Group.
The final purchase price of approximately US $367.6 million was funded through a combination of approximately $323.6 million in borrowings under a new credit facility, $22.0 million in unsecured loan notes ("Loan Notes"), and $22.0 million in excess cash. Including assumed debt of approximately $50 million, the tender offer reflected a total enterprise value for Field Group of approximately US $417 million.

     The new credit facility ("Credit Facility") consists of a $200 million 364-day revolving credit facility (which, at Chesapeake's option, may be converted into a two-year term loan) and a $250 million five-year revolving credit facility. Borrowings under the Credit Facility bear interest and incur facility fees at a variable rate per annum, which are initially equal to an all-in cost of LIBOR plus 1.0%. The Credit Facility contains customary representations, warranties and covenants, including covenants that require Chesapeake to maintain certain financial ratios. In addition, the Credit Facility includes a provision that requires Chesapeake to apply no less than 50% of the net proceeds of any sale of its timberlands to permanently extinguish borrowings under the 364-day revolving credit facility. The Loan Notes bear interest at a variable rate per annum equal to the LIBOR rate for six month sterling deposits, and are redeemable in whole or in part at the option of the holder on each biannual interest payment date commencing March 31, 2000. If not earlier redeemed, the Loan Notes mature on September 30, 2006.

     The following unaudited Pro Forma Condensed Consolidated Statements of Operations for the three months ended March 31, 1999, and for the year ended December 31, 1998, illustrate the effect of the acquisition of Field Group as if the acquisition had occurred as of January 1, 1998. An unaudited Pro Forma Condensed Consolidated Balance Sheet is not presented as the acquisition was already reflected in the Company's historical balance sheet as of

                                -3-

March 31, 1999, as previously filed with the Company's Quarterly
Report on Form 10-Q for the three months ended March 31, 1999.
The unaudited Pro Forma Condensed Consolidated Statements of
Operations give effect to the following:

         a) The acquisition of Field Group for a purchase price of $367.6 million.

         b) The financing of the acquisition with borrowings on the Credit Facility, Loan Notes and excess cash.

     These unaudited Pro Forma Condensed Consolidated Statements of Operations should be read in conjunction with the historical financial statements of Chesapeake and Field Group. The historical financial statements for Chesapeake are contained in the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 1999, and in the Company's Annual Report on Form 10-K for the year ended December 31, 1998. The historical financial statements for Field Group for the year ended April 4, 1999, are filed herein as Exhibit 99.1.

     For pro forma presentation, Field Group's historical consolidated statements of operations have been conformed to correspond to Chesapeake's calendar year. The unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1998, include Field Group's historical results for the fiscal year ended April 4, 1999, as adjusted by deducting the results for three months ended April 4, 1999, and adding the results for the comparable period from 1998. The unaudited Pro Forma Condensed Consolidated Statement of Operations for the three months ended March 31, 1999, include Field Group's historical results for three months ending April 4, 1999.

     The acquisition has been accounted for using the purchase method. The results of operations of Field Group are included in Chesapeake's historical consolidated statement of income since the date of acquisition, March 18, 1999.

     The unaudited Pro Forma Condensed Consolidated Statements of Operations are presented for illustrative purposes only and are not intended to be indicative of actual results that may have been achieved had the transaction occurred as of the date indicated above nor do they purport to indicate results which may be attained in the future.
                                -4-

     PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
             FOR THE THREE MONTHS ENDED MARCH 31, 1999
              (In millions, except per share amounts)
                            (unaudited)

                              Historical
                     ------------------------------
                                        Field
                                        Group
                       Chesapeake Field 3/19/99-  Pro Forma
                      Corporation Group 4/4/99(1) Adjustments Pro Forma
                     --------------------------------------------------

Net sales               $239.1    $94.8 ($15.4)   $    -       $318.5
Costs and expenses:
  Cost of products sold  170.9     83.6  (11.7)     (5.0)(6)    237.8
  Depreciation and cost
    of timber harvested   17.1      6.5   (1.2)     (0.1)(3)     22.3
  Selling, general and
    administrative
    expenses              34.9      9.1   (1.4)        -         42.6
                        ------   ------ ------    ------       ------
    Income (loss)
      from operations     16.2     (4.4)  (1.1)      5.1         15.8

Other income, net          2.9     (1.0)   0.5      (0.9)(2)      1.5
Interest expense, net     (6.0)    (0.6)   0.4      (5.5)(4)    (11.5)
                                                     0.2 (5)
                        ------   ------ ------    ------       ------
    Income (loss) before
      income taxes        13.1     (6.0)  (0.2)     (1.1)         5.8

Income taxes               4.6     (2.3)  (0.1)     (0.1)(7)      2.1
                        ------   ------ ------    ------       ------

    Net income (loss)   $  8.5    ($3.7) ($0.1)    ($1.0)      $  3.7
                        ======   ======  ======   ======       ======

Basic earnings per
  share                 $ 0.40                                 $ 0.17
                        ======                                 ======
Diluted earnings per
  share                 $ 0.39                                 $ 0.17
                        ======                                 ======










                                -5-
     PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
               FOR THE YEAR ENDED DECEMBER 31, 1998
              (In millions, except per share amounts)
                            (unaudited)


                                Historical
                         ------------------------
                           Chesapeake   Field    Pro Forma
                          Corporation   Group   Adjustments Pro Forma
                         --------------------------------------------
Net sales                    $950.4    $410.5     $    -    $1,360.9
Costs and expenses:
  Cost of products sold       679.8     316.1          -       995.9
  Depreciation and cost
    of timber harvested        59.7      24.7      (0.2)(3)     84.2
  Selling, general and
    administrative expenses   132.9      35.7          -       168.6
  Restructuring/special
    charges                    11.8         -          -        11.8
                             ------    ------     ------    --------
    Income from operations     66.2      34.0        0.2       100.4

Other income, net               8.5      (1.7)     (3.6)(2)      3.2
Interest expense, net         (18.9)    (2.7)     (21.9)(4)    (42.7)
                                                     0.8(5)
                             ------    ------     ------    --------
    Income before income taxes
      and cumulative effect of
      accounting change        55.8      29.6     (24.5)        60.9

Income taxes                   21.8       7.3      (6.3)(7)     22.8
                             ------    ------     ------    --------
    Income before cumulative
      effect of accounting
      change                 $ 34.0    $ 22.3     ($18.2)   $   38.1
                             ======    ======     ======    ========

Earnings per share:

Basic earnings per share
 before cumulative effect of
 accounting change           $ 1.60                          $ 1.80
                             ======                          ======
Diluted earnings per share
 before cumulative effect of
  accounting change          $ 1.57                          $ 1.76
                             ======                          ======






                                -6-
                        NOTES TO PRO FORMA
          CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

1. This adjustment reflects the elimination of the historical results of operations of Field Group from March 19, 1999 to April 4, 1999, which are included in the historical consolidated results of operations for the Company.

2. Other income, net was adjusted to reflect the amortization of the excess of consideration over net assets acquired ("goodwill") using a straight-line method over an assumed life of 40 years. Additionally, Field Group's historical goodwill amortization period was adjusted from 20 to 40 years.

     The following is a calculation of the estimated excess of consideration over net assets acquired (in millions):

  Total consideration                                 $367.6
     Less - Historical net book value
     of net assets acquired                           (197.2)

  Preliminary purchase accounting adjustments:
     Fair value adjustment of property, plant
     and equipment                                       2.2
                                                      ------
  Estimated excess of consideration over net
     assets acquired                                  $172.6
                                                      ======

3. The pro forma adjustment to depreciation reflects a reduction in depreciation arising from a $2.2 million decrease in the book value of property, plant and equipment to reflect the appraised fair value.

4. This adjustment represents interest expense on additional borrowings of $345.6 million under the Credit Facility and Loan Notes at a weighted-average interest rate of 6.0% and a reduction of interest income for excess cash used of $22 million at an average investment rate of 5.25%.

5. This adjustment reflects additional amortization of financing costs of $3.0 million over the life of the related debt.




                                -7-
                        NOTES TO PRO FORMA
    CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS, Continued

6. In connection with the acquisition, Field Group incurred certain one-time related expenses totaling $5.0 million, which are added back to the results of operations in this adjustment.

7. The effective income tax rate is estimated to be 37.4% for the year ended December 31, 1998, and 35.5% for the quarter ended March 31, 1999. The effective rate is lower than Chesapeake's historical rate for the year ended December 31, 1998, due to the lower effective tax rates in the countries in which Field Group does business.


     Additionally, in the quarter ended March 31, 1999, and the year ended December 31, 1998, Field Group incurred nonrecurring charges of $3.5 ($2.3 million after taxes or $0.11 per diluted share) and $3.5 million ($2.2 million after taxes or $0.10 per diluted share), respectively, related to work force reductions. Such amounts are not directly related to the acquisition and are therefore not reflected in the accompanying unaudited Pro Forma Condensed Consolidated Statements of Operations.






















                                -8-
                             SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       CHESAPEAKE CORPORATION
                                             (Registrant)




Date:    May 28, 1999               BY:  /s/ William T. Tolley
                                             William T. Tolley
                                         Senior Vice President -
                                         Finance & Chief
                                         Financial Officer



























                                -9-